UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (I.R.S. Employer Identification No.)

170 Radnor Chester Road, Suite 170
Radnor, PA 19087
(Address of principal executive office) (Zip Code)

(484) 367-7432
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On July 28, 2015, Niska Gas Storage Partners LLC (the “Company”) entered into a Credit Agreement by and between the Company, Swan Finance LP as Administrative Agent and Collateral Agent, and the lenders party thereto (the “Credit Agreement”), which provides that, subject to certain terms and conditions, that the lenders will provide a senior multiple draw term loan credit facility in an aggregate amount of $50,000,000 (the “Short Term Credit Facility”).

The Credit Agreement provides for a $50 million credit facility, which the Company may borrow subject to certain customary conditions precedent.  Outstanding amounts under the Credit Agreement will bear interest at a rate per annum equal to 10.0%, which shall be paid, at the Company’s option, either quarterly in arrears or by addition to the principal amount until maturity of the loans.  Amounts borrowed under the Credit Agreement may be prepaid without premium and penalty, and all amounts due and owing under the Credit Agreement will be payable on the earlier of January 28, 2017 and the “Trigger Date,” which refers to the first to occur of (a) the acceleration of the loans during the continuance of an event of default under the Credit Agreement, (b) the date on which the Merger Agreement (as defined in the Credit Agreement) is terminated in accordance with its terms, (c) the date that is 90 days after the date on which the required lenders have determined that the acquisition of the business of the Company and its subsidiaries pursuant to the Merger Agreement cannot or will not be consummated for any reason, including without limitation regulatory matters or legal bars, and (d) any uncured breach of any other agreement between the Company and certain affiliates, on the one hand, and any lenders or any affiliate thereof, on the other hand, which results in termination of such agreement.

The Company’s obligations under the Credit Agreement are guaranteed by its parent, Niska Sponsor Holdings Coöperatief U.A. (“Sponsor Holdings”), and the Company’s subsidiaries which guarantee the obligations under its revolving credit agreement.  Such obligations are also secured by a pledge by Sponsor Holdings of its equity interests in the Company and Niska Gas Storage Management LLC.  The guarantee and pledge by Sponsor Holdings will terminate to the extent the Company obtains an amendment to its revolving credit agreement which permits the Company and its subsidiaries to grant a security interest over their assets to the lenders under the Credit Agreement, or such earlier date as the transactions contemplated by the Merger Agreement are consummated.

The Credit Agreement requires the Company to comply with certain affirmative and negative covenants, with the Company permitted to enter into activities to the extent permitted by both the Merger Agreement and the Company’s revolving credit agreement.  The Company is also subject to customary events of default, substantially consistent with its revolving credit agreement.

The foregoing description does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement dated July 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: July 31, 2015	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Credit Agreement dated July 28, 2015